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DEREK OIL & GAS CORPORATION

1550 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

INFORMATION CIRCULAR

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF DEREK OIL & GAS CORPORATION (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD ON OCTOBER 16, 2003, OR ANY ADJOURNMENT THEREOF, AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE NOTICE OF MEETING.  It is expected that the solicitation will be primarily by mail.  Proxies may also be solicited personally or by telephone by directors, officers or employees of the Corporation at nominal cost.  THE COST OF THIS SOLICITATION WILL BE BORNE BY THE COMPANY.

ADVANCE NOTICE OF ANNUAL GENERAL MEETING

Advance notice of the meeting was published in The Province newspaper on August 20, 2003 pursuant to the requirements of Section 111 of the Company Act of British Columbia.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Form of Proxy are nominees of the Company's management.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING MAY DO SO, EITHER BY:

(a)

STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY; OR

(b)

BY COMPLETING ANOTHER PROPER FORM OF PROXY.

The completed proxy must be deposited at the office of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the meeting or before the time that the meeting is to be reconvened following any adjournment thereof.

A shareholder who has given a proxy may revoke it by an instrument in writing delivered to the office of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, or to the registered office of the Company, Suite 1710 – 1177 West Hastings Street, Vancouver, B.C. V6E 2L3, up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or to the Chairman of the meeting on the day of the meeting or any adjournment thereof, or in any other manner provided by law.  If the shareholder is a corporation, any such instrument of revocation must be executed under the corporate seal or by a duly authorized officer or attorney of the corporation.

VOTING OF PROXIES

If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted on any poll and where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted on any poll in accordance with the specification so made.  IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND FOR THE NOMINEES OF MANAGEMENT FOR DIRECTORS AND AUDITOR.

The Form of Proxy accompanying this Information Circular confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the meeting.  As of the date of this Information Circular, the management of the Company knows of no such amendment or variation or matters to come before the meeting other than those referred to in the accompanying Notice of Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On September 10, 2003 24,136,007 common shares without par value of the Company were issued and outstanding, each such share carrying the right to one vote at the meeting.  The record date as of which shareholders are entitled to receive notice of and to vote at the meeting is September 10, 2003.

To the best of the knowledge of the Company the only shareholders holding directly or indirectly, shares carrying more than l0% of the voting rights attached to the issued shares of the Company are as follows:

**CDS & Co.	-	11,785,545 (48.83%)

** The beneficial owners of the shares thus shown are not known to management of the Company.

APPOINTMENT OF AUDITOR

The management of the Company proposes to nominate PriceWaterhouseCoopers LLP, Chartered Accountants, as auditor of the Company, to hold office until the next Annual General Meeting of Shareholders, at a remuneration to be fixed by the directors.

Price Waterhouse Coopers has acted as the Company's auditor since August, 1983.

ELECTION OF DIRECTORS

Management proposes that the number of Directors for the Company be determined at four (4) for the ensuing year, subject to such increases as may be permitted by the Articles of the Company.

The persons named in the following table are proposed by management for election as directors of the Company.  Each director elected will hold office until the next Annual General Meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the articles of the Company or he becomes disqualified to act as a director.

The following information concerning the respective nominees has been furnished by each of them:

Name of Nominee and Present Position with the Company	Director Since	Shares Directly or Indirectly Beneficially Owned	Principal Occupations or Employment for Past Five years
Barry C.J. Ehrl Director, President and Chief Executive Officer	April 27, 1981	1,143,472 common shares	-President and CEO of the Company (Aug. 1994 to present);
Edward G. Byrd (1) Director	October 4, 1994	136,362 common shares

-Partner of Coopers & Lybrand to 1992;

-Director of Atomic Energy Canada (Spring 1990 to February 1996);

-Director of Century Pacific Greenhouses (1991 to present);

-Director of Western Pinnacle Mining Ltd, formerly called Star Valley Resources Inc. (fall 1992 to 1999)

-Director of North American Tungsten (1996 to present)

W. Patrick Boswell (1) Director	December 5, 2002	50,000	President, International Frontier Resources Corporation, a TSX Venture Exchange listed company.
John Lush Director	January 2, 2003	1,060,968	General Manager of Petroval S.A., a Swiss oil trading company.

(1)

 Audit Committee Members

      All of the nominees are ordinarily resident in Canada.

STATEMENT OF EXECUTIVE COMPENSATION

A.

Executive Officers of the Company

For the purposes of this Information Circular:

”CEO” of the Company means an individual who served as Chief Executive Officer of the Company or acted in a similar capacity during the most recently completed financial year;

“Executive officer” of the Company means an individual who at any time during the most recently completed financial year was the Chairman or Vice-Chairman of the Board, where that person performed the function of such office on a full-time basis, the President, a Vice-President in charge of a principal business unit such as sales, finance or production, and any officer of the Company or any of its subsidiaries who performed a policy-making function in respect of the Company; and

“Named Executive Officer” means:

(a)

each CEO regardless of the amount of his compensation;

(b)

each of the Company’s four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year and had total salary and bonuses of at least $100,000; and

(c)

any person who would be included under paragraph (b) but for the fact that he was not serving as an executive officer at the end of the most recently completed financial year.

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B.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION
					AWARDS
Name of Principal and Position	Year	Salary ($)	Bonus for the Year ($)	Other Annual Compen-sation ($)	Securities Under Options/ SARs Granted (#)	All Other Compen-sation ($)
Barry C.J. Ehrl, Chief Executive Officer	2003	80,000	Nil	Nil	602,500 (1)	Nil
	2002	120,000	Nil	Nil	602,500	Nil
	2001	120,910	Nil	Nil	483,000	Nil
Frank R. Hallam, Chief Financial Officer	2003	Nil	Nil	Nil	499,500 (2)	Nil
	2002	96,000	Nil	Nil	499,500	Nil
	2001	96,920	Nil	Nil	345,000	Nil
Brent Ehrl, Corp. Secretary	2003	36,000	Nil	Nil	95,000 (3)	Nil
	2002	37,231	Nil	Nil	95,000	Nil
	2001	31,864	Nil	Nil	70,000	Nil
Robert Swenarchuk,VP Communications	2003	6,000	Nil	Nil	55,000	Nil
	2002	6,000	Nil	Nil	55,000 (4)	Nil
	2001	6,000	Nil	Nil	50,000	Nil

(1)

602,500 stock options granted to Barry Ehrl during the year ended April 30, 2003 are exercisable at a price of $0.35 per share and will expire November 4, 2005.  On March 3, 2003, as a consequence of the consolidation of the Company's share capital, these options represent 200,833 shares exercisable at a price of $1.05 per share expiring November 4, 2005.   Subsequent to April 30, 2003, these options were cancelled and a new grant of 800,000 stock options exercisable at a price of $0.15 per share expiring  July 3, 2003 was made.

(2)

 499,500 stock options granted to Frank Hallam during the year ended April 30, 2003 are 3xercisable at a price of $0.35 per share and will expire on November 4, 2005.  On March 3, 2003, as a consequence of the consolidation of the Company's share capital, these options represent 166,500 shares exercisable at a price of $1.05 per share expiring November 4, 2005.  Subsequent to April 30, 2003, these options were cancelled and a new grant of 100,000 stock options exercisable at a price of $0.28 per share expiring on September 4, 2008 was made.

(3)

95,000 stock options granted to Brent Ehrl during the year ended April 30, 2002 are exercisable at a price of $0.35 per share and will expire on November 4, 2005.  On March 3, 2003, as a consequence of the consolidation of the Company's share capital, these options represent 31,667 shares exercisable at a price of $1.05 per share expiring November 4, 2005.  Subsequent to April 30, 2003, these options were cancelled and a new grant of 150,000 stock options exercisable at a price of $0.15 per share expiring on July 3, 2008 was made.

(4)

55,000 stock options granted to Robert Swenarchuk during the year ended April 30, 2002 are exercisable at a price of $0.35 per share and will expire on November 4, 2005.  On March 3, 2003, as a consequence of the consolidation of the Company's share capital, these options represent 18,333 shares exercisable at a price of $1.05 per share expiring November 4, 2005.  Subsequent to April 30, 2003, these options were cancelled and a new grant of 150,000 stock options exercisable at a price of $0.15 per share expiring July 3, 2008 was made.

C.

Options and Stock Appreciation Rights (SAR's)

Option/SAR Grants During the

Most Recently Completed Financial Year

Name of Executive Officer (a)	Securities Under Options/SARs Granted (b)	% of Total Options/SARs Granted to Employees In Financial Year (c)	Exercise or Base Price ($/Security) (d)	Market Value of Securities Underlying Options/SARs on the Date of Grant ($/Security) (e)	Expiration Date (f)
Nil

Aggregated Option/SAR Exercises

During the Most Recently Completed Financial Year

And Financial Year-End Option/SAR Values

Name of Executive Officer (a)	Securities Acquired on Exercise (#) (b)	Aggregate Value Realized ($) (c)	Unexercised Options/SR at FY-End (#) Exercisable/ Unexercisable (d)	Value of Unexercised in the money Options/SARs at FY-End ($) Exercisable/ Unexercisable (e)
Nil

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D.

Termination of Employment, Changing Responsibilities and Employment Contracts

With the exception of Barry Ehrl and Frank Hallam, the Company does not have any written consulting agreements with any of its directors or officers.

Management Services Agreement

Pursuant to a management agreement dated September 30, 2000 between the Company and Barry Ehrl, Mr. Ehrl was engaged as President and Chief Executive Officer of the Company for an unspecified term.  Pursuant to the management agreement, Mr. Ehrl received compensation in the amount of $8,500 per month for the period October 1, 2000 through January 1, 2001 and $10,000 per month for the period subsequent to February 1, 2001 as well as the reimbursement of out-of-pocket expenses.  Effective September 1, 2002, the amount payable under the management agreement was reduced by agreement of the parties to $5,000 per month with the understanding that the original terms of the agreement will be reinstated as the Company's finances permit.

Pursuant to a management agreement dated September 30, 2000 between the Company and Frank Hallam, Mr. Hallam was engaged as Chief Financial Officer of the Company for an unspecified term.  Pursuant to the management agreement, Mr. Hallam received compensation in the amount of $6,500 per month for the period October 1, 2000 through January 1, 2001 and $8,000 per month for the period subsequent to February 1, 2001 as well as the reimbursement of out-of-pocket expenses.  Effective September 1, 2002, the amount payable under the management agreement was reduced by agreement of the parties to $4,000 per month with the understanding that the original terms of the agreement will be reinstated as the Company's finances permit.  The Agreement with Mr. Hallam was terminated during the fiscal year ended April 30, 2003 and no moneys were paid or are owing to Mr. Hallam during the period.

E.

Compensation of Directors

The following table summarizes all options granted to directors who are not executive officers for the purchase of shares in the Company at the end of the most recently completed financial year:

Name of Director	Date of Grant	Number of Options Granted	Exercise Price	Expiry Date
Nil

During the most recently completed financial year, no stock options held by directors who are not Named Executive Officers were exercised.

No director of the Company who is not a Named Executive Officer has received, during the most recently completed financial year, compensation pursuant to:

(a)

any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments;

(b)

any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors; or

(c)

any arrangement for the compensation of directors for services as consultants or experts; except as disclosed in Section D hereof.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Other than routine indebtedness, no directors, senior officers and proposed nominees for election as directors of the Company, and associates or affiliates of such directors, senior officers or proposed nominees were indebted to the Company since the beginning of the last completed financial year of the Company:

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Since the commencement of the Company's last completed fiscal year no insider of the Company, proposed nominee for election as a director of the Company, or any associate or affiliate of such insider or proposed nominee has been materially interested in any transaction of the Company, nor is any such person interested in any proposed transaction which has materially affected or would materially affect the Company (or any of its subsidiaries) other than the following:

PARTICULARS OF ADDITIONAL MATTERS TO BE ACTED UPON

In addition to the appointment of Directors and Auditors and approval of Financial Statements the Meeting will be asked to consider the following items:

(a)

Report to Shareholders

Approval of written report to the shareholders from the Board of Directors as supplemented at the  Meeting by verbal comments by management officials present at the meeting.

(b)

Number of Directors

Approval of a Resolution to fix the number of Directors for the ensuing year at four (4).

(c)

Stock Option Plan

At the Meeting, shareholders will be asked to consider and, if thought fit, to pass an ordinary resolution approving the renewal of the Company's Stock Option Plan (the "Plan").  The Plan was initially approved by shareholders at the Company's Annual General Meeting held Thursday, November 28, 2002.  The Plan was approved by the TSX Venture Exchange effective July 28, 2003.  It is a condition of Exchange approval of the Plan that shareholder approval be obtained annually.  The purpose of the Plan is to assist the Company in attracting, retaining and motivating directors, officers and employees of the Company and to closely align the personal interests of such directors, officers and employees with the interests of the Company and its shareholders.  Options granted under the Plan are non-assignable and may be granted for a term not exceeding that permitted by the Exchange (currently five years).  A summary of the material aspects of the Plan are as follows:

1.

the Plan will be administered by the Company's Board of Directors or, if the Board so designates, a Committee of the Board appointed in accordance with the Plan to administer the Plan;

2.

the maximum number of shares in respect of which options may be outstanding under the Plan at any given time is equivalent to 10% of the issued and outstanding shares of the Company at that time, less the number of shares, if any, subject to Prior Options;

3.

following termination of an optionee's employment, directorship, consulting agreement or other qualified position, the optionee's option shall terminate upon the expiry of such period of time following termination, not to exceed 90 days (30 days if the optionee is engaged in providing investor relations services), as has been determined by the directors;

4.

an option granted under the Plan will terminate one year following the death of the optionee.  These provisions do not have the effect of extending the term of an option which would have expired earlier in accordance with its terms, and do not apply to any portion of an option which had not vested at the time of death or other termination;

5.

as long as required by Exchange policy, no one individual may receive options on more than 5% of the issued and outstanding shares of the Company (the "Outstanding Shares") in any 12 month period, no one consultant may receive options on more than 2% of the Outstanding Shares in any 12 moth period, and options granted to persons employed to provide investor relations services may not exceed, in the aggregate, 2% of the Outstanding Shares in any 12 month period;

6.

options may not be granted at prices that are less than the Discounted Market Price as defined in Exchange policy which, subject to certain exceptions, generally means the most recent closing price of the Company's shares on the Exchange, less a discount of from 15% to 25%, depending on the trading value of the Company's shares;

7.

any amendment of the terms of an option shall be subject to any required regulatory and shareholder approvals; and

8.

in the event of a reorganization of the Company or the amalgamation, merger or consolidation of the shares of the Company, the Board of Directors shall make such appropriate provisions for the protection of the rights of the optionee as it may deem advisable.

A copy of the Company's current Plan will be available for review at the meeting.  The directors recommend that shareholders approve the renewal of the Company's Option Plan.

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 (d)

Approval of Options

Approval of the granting by the Company of incentive stock options to directors, senior officers, consultants and/or employees, in the maximum quantities available, based on the Company's issued capital from time to time outstanding, at such prices and on such other terms and conditions as are provided for in TSX Venture Exchange Listings Policy #4.4, entitled "Director and Employee Stock Options"; also approving any amendments to incentive stock options that have been previously granted to directors, senior officers, consultants and/or employees on such terms and conditions as are provided for in said Policy #4.4 and without further reference to shareholders.

(e)

Ratification of Directors’ Actions

Approval and ratification of all of the Directors' actions during the period since the last Annual Meeting of the Shareholders.

(f)

Other Business

Approval of such other business as may properly come before the meeting or any adjournment thereof.

Save for the matters referred to herein, Management knows of no other matters intended to be brought before the Meeting.  However, if any matters which are not now known to Management shall properly come before the Meeting, the Proxy given pursuant to this solicitation by Management will be voted on such matters in accordance with the best judgment of the person voting the Proxy, in the event such discretionary authority is provided in the Proxy.

The contents of this Information Proxy Circular have been approved and its mailing has been authorized by a resolution of the directors of the Company.

CERTIFICATION

The foregoing contains no untrue statement of material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement nor misleading in light of the circumstances in which it was made.

BY ORDER OF THE BOARD OF DIRECTORS

“Barry C.J. Ehrl”

Barry C.J. Ehrl, President

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